Exhibit 10.9

STOCK PURCHASE AGREEMENT

THIS AGREEMENT is dated as of the 8th day of December, 2021, by and between Tandy Leather Factory, Inc., a Delaware corporation having its principal address at 1900 SE Loop 820, Fort Worth, TX 76104 (hereinafter referred to as “Purchaser”), and Right Lane I, LP, a Delaware Limited Liability Company (hereinafter referred to as “Seller”).

Statement of Facts:

A.          Seller is the beneficial owner of 212,690 shares of common stock of Purchaser (the “Shares”).

B.          Purchaser desires to the Shares from Seller, and Seller desires to sell the Shares to Purchaser under the terms and conditions set forth herein below.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree and stipulate as follows:

1.          Purchase and Sale.  Purchaser shall purchase the Shares from Seller (the “Purchase”), and Seller shall sell the Shares to Purchaser for the price and upon the other terms set forth herein.

2.          Purchase Price.  Purchaser shall pay Seller $5.00 per Share for a total purchase price for the Shares of $1,063,450.00 (the “Purchase Price”).

3.          Closing. The closing shall occur on or before the 17th day of December, 2021 (the “Closing Date”), at the offices of Purchaser or at such time and place and Purchaser and Seller may otherwise agree (which may include an online “virtual” closing).

4.          Delivery and Payment for Shares.  On the Closing Date, Purchaser shall wire the Purchase Price to Seller in accordance with written wire transfer instructions provided to Purchaser by Seller on or before the Closing Date.  Upon receipt of the Purchase Price, Seller shall deliver the Shares to Purchaser electronically through DTC in accordance with written instructions provided by Purchaser to Seller on or before the Closing Date.

5.          Representations and Warranties of Seller.  Seller hereby represents and warrants to Purchaser as follows: (i) upon receipt of the Purchase Price as provided in this Agreement, Seller will deliver good and valid title to the Shares, free and clear from all liens, claims and encumbrances of any nature whatsoever, other than any liens, claims and encumbrances created by Purchaser, (ii) the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Seller and this Agreement has been duly executed and delivered on behalf of Seller, and (iii) Seller has the power and authority to execute, deliver and perform this Agreement.

6.          Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to Seller as follows:

(a)          Power; Due Authorization; Binding Agreement.  Purchaser is a limited corporation duly organized, validly existing and in good standing under the laws of Delaware.  The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Purchaser, and Purchaser has the full power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered on behalf of Purchaser and constitutes a valid and binding agreement of Purchaser.

(b)          No Conflicts.  The execution and delivery of this Agreement by Purchaser does not, and the performance of the terms of this Agreement by Purchaser will not, (i) contravene or conflict with any organizational documents of Purchaser, (ii) require Purchaser to obtain the consent or approval of, or make any filing with or notification to, any governmental body, agency or official of any country or political subdivision of any country, including any federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body (“Governmental Authority”), other than any required filing under U.S. federal securities laws, (iii) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Purchaser or its properties and assets, (iv) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Purchaser or pursuant to which any of its assets are bound or (v) violate any other agreement to which Purchaser is a party.

(c)          Material Non-Public Information.  To its knowledge, Purchaser has not provided any material non-public information regarding Purchaser to Seller that has not been disclosed to the public prior to the date hereof.

(d)          Accredited Investor.  Purchaser is an “accredited investor” as that term is defined under Securities and Exchange Commission Regulation D.

(e)          Acquisition of the Shares for Own Account.  Purchaser is acquiring the Shares for its own account and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended.

(f)          Private, Negotiated Transaction.  Purchaser is aware and hereby acknowledges that the purchase and sale of the Shares and the transactions contemplated by this Agreement are being made in a private, negotiated transaction between the parties.

(g)          No Reliance.  Purchaser hereby acknowledges and agrees that Seller has not made any representation or warranty, express or implied, regarding any aspect of the transactions contemplated by this Agreement except as explicitly set forth in this Agreement, and Seller is not relying on any representation or warranty not contained in this Agreement.

7.          Securities Law Representations, Warranties, Covenants, and Releases.  In connection with the Purchase, Seller hereby represents, warrants and agrees as follows:

(a)          Purchaser has informed Seller that Purchaser possesses non-public information (the “Non-Public Information”) concerning Purchaser.  Seller is aware that (1) Purchaser has not filed its regular quarterly reports for the third fiscal quarter of 2021 with the Securities and Exchange Commission, and (3) Purchaser is in possession of material non-public information regarding its past and present and future operations, results of operations and financial condition, including, without limitation, with respect to Purchaser’s current fiscal quarter ending December 31, 2021, and Purchaser is precluded from disclosing such information to Seller (the “Non-Disclosure”);

(b)          the Non-Public information may be (1) indicative of a value of the Shares that is higher than the purchase price reflected in the Purchase and/or (2) otherwise material to a reasonable investor such as Seller when making investment disposition decisions, including the decision to enter into this Agreement;

(c)          Seller is an experienced and sophisticated investor that would qualify as an “accredited investor” as defined in Rule 501 of Regulation D, Seller is engaged in the business of assessing and assuming investment risks with respect to securities such as the Shares, and Seller is knowledgeable in trading equity securities and understands the disadvantage to which Seller is subject on account of the disparity of information as between Purchaser and Seller;

(d)          Seller is not relying on any representations, warranties or disclosure from Purchaser or any person acting on Purchaser’s behalf in connection with the Purchase;

(e)          Seller acknowledges that Purchaser is relying on this Agreement and Seller’s representations herein (including, but not limited to Seller’s acknowledgement that Purchaser is privy to the Non-Public Information) in purchasing the Shares and would not purchase the Shares in the absence of this Agreement; and

(f)          Seller hereby waives, releases and forever discharges Purchaser from and against any and all claims, demands, causes of action and liabilities whatsoever, whether known or unknown, both at law and at equity, that it may have against Purchaser on account of the Non-Disclosure or Purchaser’s possession of the Non-Public Information, including, without limitation, under Federal and state securities laws, including Section 10(b) or Rule 10b-5 of the Securities Exchange Act of 1934, as amended.

8.          Further Assurances.  Purchaser and Seller shall execute and deliver any further documents of whatsoever nature which may be reasonably necessary to effectuate and consummate the transaction set forth in this Agreement.

9.           Survival.  The representations and warranties contained in this Agreement shall survive indefinitely.

10.         Applicable Law.  This Agreement shall be subject to and governed by the laws of the State of Texas without regard to conflicts of law principles.  The Parties acknowledge and consent to the personal jurisdiction of federal and state courts sitting in Tarrant County in the State of Texas for the adjudication of any disputes arising hereunder.

11.          Binding Effect.  This Agreement shall bind the parties hereto, their legal representatives, their successors and assigns.

12.          Counterparts and Facsimiles.  This Agreement may be executed by facsimile and/or electronic signature and/or in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

13.          Entire Agreement.  This Agreement constitutes the entire Agreement among the parties with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements or representations and understandings.

14.          Severability.  If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof and all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the essential economic or legal substance of the transactions contemplated hereby is not affected.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

15.          Modification.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties.

16.          Waiver.  No waiver of any of the provisions of this Agreement shall be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

PURCHASER:

TANDY LEATHER FACTORY, INC.

By:	/s/ Janet Carr
	Name:	Janet Carr
	Title:	CEO

SELLER:
RIGHT LANE I, LP

By:	/s/ Eric Mara
	Name:	Eric Mara
	Title:	Managing Member